               Exhibit 10.4                          January 1st, 1998

                                 EMPLOYMENT AGREEMENT

B E T W E E N:


                    ROSEDALE DECORATIVE PRODUCTS LTD.

                    a company organized pursuant to the laws of the Province of Ontario with head office at 214 Courtland Avenue
                    Concord, Ontario
                    L4K 4L3

                    (hereinafter referred to as "Rosedale" or the "Company")

                                             OF THE FIRST PART;

                                       - and -


                    ALAN FINE an individual residing
                    at 407 Woburn Avenue
                    Toronto, Ontario
                    M5M 1LY

                    (hereinafter referred to as the "Employee")

                                             OF THE SECOND PART;

                              - and -

                    ROSEDALE WALLCOVERINGS & FABRICS INC. and
                    ONTARIO PAINT & WALLPAPER LIMITED

                                                               OF THE THIRD PART


WHEREAS:

     1. Rosedale and the Employee are desirous of entering into an employment relationship for their mutual benefit;

     2. Rosedale and the Employee wish to reduce to writing certain obligations and rights in respect of said employment relationship.

                                          2
IN CONSIDERATION of the above and in further consideration of the mutual promises and covenants set forth and the sum of $1,000.00 paid by Rosedale to the Employee, (the receipt and sufficiency of which is hereby acknowledged) this agreement (the "Agreement") witnesses that the parties agree as follows:

1.   Job Title

     Rosedale hereby agrees to employ the Employee and to continue to employ the Employee as Chairman of the Board and Chief Executive Officer of Rosedale, subject to the terms in this Agreement, who shall perform such duties and exercise such responsibilities as are assigned from time to time by the Board of Directors. In carrying out these duties and responsibilities, the Employee shall comply with all policies, procedures, rules and regulations, both written and oral, as are announced by Rosedale from time to time and carry out said duties and responsibilities in a diligent, faithful and honest manner.

2.   Compensation

     As compensation for all services provided for herein, Rosedale shall pay or cause to be paid to the Employee, and the Employee shall accept:

          a. A salary at an annual rate of $160,000 to be paid in regular instalments in accordance with Rosedale's usual paying practices, but not less frequently than monthly; and

          b.   A discretionary performance bonus, payable annually within six
               (6) months of the end of each fiscal year end of Rosedale of $10,000. The Employee shall qualify for such bonus beginning with the fiscal year of Rosedale ending December 31, 1998. The Bonus shall be based on achieving sales profitability and good management (and other subjective criteria) as predetermined by the Board of Directors or the Compensation Committee.

     In the event that the Employee's employment is terminated for any reason, the Employee's bonus entitlement shall be prorated and calculated as of the date of termination whether by retirement, resignation, death or termination by Rosedale or the Employee.

     Salary and benefit payments hereunder shall be subject to such deductions as Rosedale is from time to time required to make pursuant to law, government regulations or by consent of the Employee.

     The above annual salary shall be subject to an annual review with the Board of Directors or the Compensation Committee but in no event shall the annual salary be less than that paid in the previous fiscal year.

3.   Participation in Stock Option Plan

     The Employee shall be entitled to be granted stock options, under the Company Stock Option Plan, of up to 5% of the outstanding shares issued (as set out in the said Plan) from time to time not to exceed 150,000 common shares.

4.   Benefits

     The Employee shall participate in all group benefit plans which are now or may be established by Rosedale for its employees during the term of this Agreement including without limitation:

     a.   Disability Insurance;

     b.   Life Insurance;

     c.   Medical Plan;

     d.   Hospitalization Plan;

     e.   Dental Plan; and

     f. If, as and when Rosedale introduces a company pension plan, the Employee shall be entitled to participate therein to the same extent as all other senior employees of Rosedale.

5.   Perquisites and Expenses

1) The Employees shall be reimbursed by Rosedale for all reasonable business and promotional expenses incurred in connection with the employment of the Employee provided for hereunder. Rosedale's obligation to so reimburse the Employee for expenses shall be subject to the presentation to Rosedale by the Employee of an itemized monthly account of such expenditures together with supporting vouchers in accordance with Rosedale's policies as in effect from time to time.

2) The Employee shall be reimbursed for air travel expense (Business Class) in connection with Rosedale's business.

3) The Employee shall be entitled to the use of a cellular phone to be acquired by Rosedale at no cost to the Employee.

4) The Employee shall receive $20,000.00 per year additional compensation including car allowance, insurance and retirement savings matched contributions by the Company and such other perquisites as the Board of Directors or Compensation Committee may establish from time to time.

                                          4
6.   Vacation

     The Employee shall be entitled to four (4) weeks' vacation with pay during each full year of employment and to a pro-rated portion should employment terminate for any reason or cause before the completion of the year.

7.   Term

     The term of this Agreement shall extend for a period of five (5) years terminating, subject to the provisions of Sections 8 and 9 hereof, on the fifth anniversary of the date of this Agreement (the "Termination Date"). The Company shall have the option of renewing this Agreement for additional five (5) year periods (under the same terms and conditions as herein provided excepting the provisions contained in Section 3 hereof), by advising the Employee in writing of its intention to renew not later than one hundred and eighty (180) days prior to the Termination Date and no later than 180 days prior to the end of the last year of any five year renewal period. In the event that the Company does not renew this Agreement, the Company will pay the Employee the equivalent of lump sum 3 years' salary plus the equivalent in benefits.

8.   Termination

     This Agreement may be terminated in the following manner in the specified circumstances:

     a. By the Employee resigning on giving twelve weeks' notice in writing to Rosedale which may waive the notice, in whole or in part. On resignation, the Employee shall receive a lump sum resignation allowance of three years' salary plus the equivalent in benefits.

     b. On death, the Employee's Estate shall receive a lump sum death benefit of three years' salary.



     c. At any time by Rosedale with Just Cause (as hereafter defined), without any notice and without any payment in lieu of notice and without any further obligations or liability whatsoever except to the extent that the Employee is entitled to any notice or payment in lieu thereof pursuant to the Employment Standards Act of Ontario and at no time will the Employee will be entitled to any notice of termination, or termination or severance payments in excess of the notice and/or payments that are prescribed by the Employment Standards Act of Ontario as it is amended from time to time.

     d. Subject to Section 9 hereof, by Rosedale, in the event there is no Just Cause by providing the Employee with a lump sum payment in lieu of notice of the equivalent of five (5) year's salary plus the equivalent in benefits which shall include such notice or termination pay in lieu of notice to which the Employee may be entitled under the Employment Standards Act. It is agreed that Rosedale has no obligation to provide any common law notice or severance payments in addition to the termination payments set out herein. In the event that the Employee has not completed any full year of employment payment in lieu of notice shall be apportioned accordingly.

     e. "Just Cause" is defined to mean conduct of the Employee which includes:

          1)   a material breach of the provisions of the Agreement.

9.   Change of Control

1) Notwithstanding Section 8 hereof, in the event that a transaction or series of transactions resulting in the de facto change in control of Rosedale Decorative Products Ltd. (the "Parent") which occurs during the term of the Agreement including, inter alia:

     a. The acquisition by any person beneficially, either directly or indirectly, of more than 50% of the voting shares of the Parent;

     b. The amalgamation, consolidation or merger with another body corporate resulting in at least 50% of the voting shares of the surviving body corporate being controlled by a new acquirer; or

     c. The sale, directly or otherwise, of substantially all of the assets of the Parent to a third party in a non-distress situation;

     then Rosedale shall be obliged to pay to the Employee within 30 days of the closing of the above noted transaction, a lump sum payment equal to the sum of (the "Pay-out"):

     (i) one and one-half times the Employee's annual salary paid or payable to the Employee in respect of the then most recently completed fiscal year of Rosedale.

     such obligations being expressly subject to the following conditions:

     (ii) that the Employee is not an equity partner of the group or entity acquiring control.

10.  Retirement

     The employee shall have the option to retire upon reaching 60 years of age to be exercised by a written notice to Rosedale at least 6 months before the Employee's sixtieth birthday. On retirement the Employee shall receive a lump sum retiring allowance of three years' salary plus the equivalent in benefits.

11.  Confidentiality

     The Employee acknowledges that while employed by Rosedale he will acquire information about certain matters which are confidential in nature and which are, and shall remain, the property of Rosedale. Such information includes, but is not limited to, customer lists, customer information, training manuals, business practices, marketing plans, pricing policies, technical proprietary and non proprietary information, financial information, personnel matters and the like. The Employee agrees to treat such information as confidential and agrees not to directly or indirectly disclose it to any third party either during his employment except to the extent necessary to perform his duties and without exception following the termination of this Agreement unless it is otherwise in the public domain.

12.  Non-Competition and Non-Solicitation

     Upon the termination of the Employee's employment without just cause with Rosedale and for a period of three (3) years thereafter:

     a. The Employee shall not engage in a similar business to that of Rosedale within North America, either directly or indirectly as a principal, agent, shareholder, partner or employee; and

     b. The Employee further agrees that he shall not assist any person, firm, corporation or other entity, either directly or indirectly, in soliciting the customers of Rosedale following his termination from Rosedale; and

     c. The Employee also agrees that he will not, directly or indirectly, hire or induce any employee of Rosedale to resign his or her employment with Rosedale or to assist any other person in so doing;

If the Employee is terminated with Just Cause, Article 12 shall not be applicable to the Employee.

13.  Duties and Evaluation

1) The Employee's duties to Rosedale hereunder shall include, without limitation, the management, direction and supervision of the operations of Rosedale ensuring the effective carriage of its business. The Employee agrees that he will at all times perform these duties faithfully, industriously and to the best of his skill, ability, experience and talents. The Employee will perform his duties in a manner which is in the best interests of Rosedale and in accordance with Rosedale's current and long term objectives and procedures, as such may be amended from time to time by the Board of Directors of Rosedale.

2) The Board of Directors of Rosedale and the Employee shall establish a performance appraisal process which will establish the criteria against which the Employee will be evaluated by the Board. Evaluations of the Employee shall be conducted annually and the results of such evaluation shall be communicated in writing or otherwise to the Employee.

14.  Severability

     In the event that any provision of the Agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision of the Agreement.

15.  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario.

16.  Whole Agreement

     The terms and conditions set out above represent the entire Agreement between the parties. Any modification to this Agreement must be in writing and signed by the parties hereto or it shall be void and of no effect.




17.  Independent Legal Advice

     The Employee acknowledges that he has obtained or has had an opportunity to obtain independent legal advice in connection with this Agreement and further acknowledges that he has read, understands and agrees to be bound by all of the terms and conditions herein contained.

18.  Notice

     Any notice or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by prepaid registered mail, addressed to the appropriate party at the addresses above noted.

19.  Third Parties

     The undersigned third parties jointly and severally agree to fund where and when necessary all of the financial obligations of Rosedale hereunder to the Employee.

SIGNED, SEALED AND DELIVERED
in the presence of:
                              ROSEDALE DECORATIVE PRODUCTS LTD.

                              Per:

                              --------------------------------------------------
                                                            Authorized Signatory
                              Per:

----------------------------  --------------------------------------------------
Witness                       Alan Fine

ONTARIO PAINT & WALLPAPER     ROSEDALE WALLCOVERINGS & FABRICS INC.
LIMITED
Per:                          Per:

---------------------------   --------------------------------------------------
                  President                                            President

Per:                          Per:

---------------------------   --------------------------------------------------
                  Secretary                                         Secretary